CSFB04-AR06_PTs_2 - Price/Yield - 5A

Full Coupon 7s

Balance	[Contact Desk]	Delay	24	WAC(5)	5.065	WAM(5)	358
Coupon	4.6618	Dated	6/1/2004	NET(5)	4.6618	WALA(5)	2
Settle	6/30/2004	First Payment	7/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 82, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.958]%
RUN TO EARLIEST OF BALLOON IN MONTH 82 AND 10% CALL					(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

97-13+	5.3862	5.5008	5.5511	5.6323	5.6902	5.7979	6.0030	6.2199	6.4585	6.7149
97-17+	5.3480	5.4561	5.5036	5.5801	5.6348	5.7364	5.9300	6.1346	6.3598	6.6016
97-21+	5.3098	5.4116	5.4562	5.5282	5.5795	5.6752	5.8572	6.0496	6.2613	6.4887
97-25+	5.2718	5.3671	5.4089	5.4763	5.5244	5.6140	5.7846	5.9648	6.1631	6.3761
97-29+	5.2338	5.3227	5.3617	5.4245	5.4694	5.5531	5.7121	5.8802	6.0651	6.2637
98-01+	5.1959	5.2784	5.3146	5.3729	5.4146	5.4923	5.6399	5.7958	5.9674	6.1517
98-05+	5.1581	5.2342	5.2676	5.3214	5.3598	5.4316	5.5678	5.7117	5.8700	6.0400
98-09+	5.1203	5.1901	5.2207	5.2700	5.3052	5.3711	5.4959	5.6277	5.7728	5.9285
98-13+	5.0827	5.1461	5.1739	5.2188	5.2508	5.3107	5.4242	5.5440	5.6759	5.8174
98-17+	5.0451	5.1022	5.1273	5.1676	5.1965	5.2505	5.3526	5.4605	5.5792	5.7066
98-21+	5.0076	5.0584	5.0807	5.1166	5.1423	5.1904	5.2813	5.3772	5.4827	5.5960
98-25+	4.9701	5.0147	5.0343	5.0657	5.0882	5.1305	5.2101	5.2941	5.3866	5.4858
98-29+	4.9328	4.9711	4.9879	5.0150	5.0343	5.0707	5.1391	5.2112	5.2906	5.3758
99-01+	4.8955	4.9276	4.9417	4.9643	4.9805	5.0111	5.0683	5.1286	5.1949	5.2661
99-05+	4.8583	4.8842	4.8955	4.9138	4.9268	4.9516	4.9976	5.0461	5.0995	5.1567
99-09+	4.8211	4.8409	4.8495	4.8634	4.8733	4.8923	4.9271	4.9639	5.0043	5.0477
99-13+	4.7841	4.7976	4.8036	4.8131	4.8198	4.8331	4.8568	4.8819	4.9094	4.9389

Spread @ Center Price	101	132	143	162	175	196	231	271	305	334
WAL	3.92	3.33	3.12	2.83	2.66	2.38	1.97	1.67	1.43	1.24
Payment Window	Jul04 - Apr11	Jul04 - Apr11	Jul04 - Apr11	Jul04 - Apr11	Jul04 - Apr11	Jul04 - Oct10	Jul04 - Sep09	Jul04 - Dec08	Jul04 - Apr08	Jul04 - Oct07
Principal # Months	82	82	82	82	82	76	63	54	46	40

LIBOR_6MO	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900
LIBOR_1YR	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800
CMT_1YR	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.428	1.738	2.280	2.685	3.139	3.695	4.111	4.423

Note: Information is preliminary. Assumes 5.50% subordination. Subordination and Collateral Characteristics subject to change.

June 15, 2004

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE